SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2005

BMC Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-8467	41-0169210
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

7000 Sunwood Drive
Ramsey, Minnesota		55303
(Address of principal executive offices)		(Zip Code)

(763) 506-9000
(Registrant's telephone number)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

Effective On January 31, 2005, Bradley D. Carlson's service as Chief Executive Officer, Chief Financial Officer and director of BMC Industries, Inc.  ("BMC") and its domestic subsidiaries, Vision-Ease Lens, Inc. ("Vision-Ease") and Buckbee-Mears Medical Technologies, LLC ("BMMT," collectively with BMC and Vision-Ease, the "Debtors") terminated in accordance with the terms of his Executive Employment Agreement, dated November 1, 2004.

(c)

On December 30, 2004, at the request of
    the Debtors, the U.S. Bankruptcy Court for the District of Minnesota entered an order approving the retention of Platinum Management LLC ("Platinum") and entry into an employment agreement between the Debtors and Platinum
    ("Platinum Agreement").  Platinum is a professional management company with extensive knowledge of the liquidation and wind-up process associated with liquidating assets in bankruptcy cases under Chapters 11 and 7 of the
    United States Bankruptcy Code. Upon termination of Mr. Carlson's employment, the Platinum Agreement provides that employees of Platinum will serve as officers and directors of the Debtors.  Platinum will perform all functions of the Debtors necessary to complete the liquidation and distribution of the Debtors' assets, dissolve the corporations and wind up their affairs, including acting as liquidation trustee of any liquidating trust contained in a confirmed Chapter 11 plan of the Debtors.
    Platinum will also oversee the termination of the Debtors' pension and retirement plans, analyze and object to claims, file all necessary tax returns and other documents required under bankruptcy and non-bankruptcy law and regulations.  Platinum receives $150 per hour for each employee who provides services under the Platinum Agreement.  The term of the Platinum
    Agreement began effective January 3, 2005 and continues until the Debtors'
    business affairs beyond plan confirmation are concluded and all of Debtors'
    assets have been paid to creditors or upon 30 days' written notice by any party.

  The Debtors have appointed the
    following employee of Platinum to the positions indicated:

     Pat Brennan
    Chief Executive Officer, Chief Financial Officer and Director of BMC

                                         Industries, Inc.

     Pat Brennan
    Chief Executive Officer, Chief Financial Officer and Director of Vision-Ease

     Lens, Inc.

     Pat Brennan
    Chief Manager, Treasurer and Governor of Buckbee-Mears Medical

      Technologies, LLC.

Mr. Brennan will appoint two additional
    directors to the Board of Directors of BMC and Vision-Ease and one
    additional governor to the Board of Governors of BMMT.

The Platinum Group may be contacted at:

9855 W. 78th Street

Suite 50

Eden Prairie, MN 55344

952-829-5700 (phone)

The Company announced on June 23, 2004,
    that BMC Industries, Inc. and its domestic subsidiaries had filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Minnesota (Case Nos.
    04-43515, 04-43516 and 04-43517, jointly administered.

   Item 7.01

Regulation FD Disclosure.

Effective On January 31, 2005, Bradley D. Carlson's service as Chief Executive Officer, Chief Financial Officer and director of BMC Industries, Inc.  ("BMC") and its domestic subsidiaries, Vision-Ease Lens, Inc. ("Vision-Ease") and Buckbee-Mears Medical Technologies, LLC ("BMMT," collectively with BMC and Vision-Ease, the "Debtors") terminated in accordance with the terms of his Executive Employment Agreement, dated November 1, 2004.

On December 30, 2004, at the request of the Debtors, the U.S. Bankruptcy Court for the District of Minnesota entered an order approving the retention of Platinum Management LLC ("Platinum") and entry into an employment agreement between the Debtors and Platinum ("Platinum Agreement").  Platinum is a professional management company with extensive knowledge of the liquidation and wind-up process associated with liquidating assets in bankruptcy cases under Chapters 11 and 7 of the United States Bankruptcy Code. Upon termination of Mr. Carlson's employment, the Platinum Agreement provides that employees of Platinum will serve as officers and directors of the Debtors.  Platinum will perform all functions of the Debtors necessary to complete the liquidation and distribution of the Debtors' assets, dissolve the corporations and wind up their affairs, including acting as liquidation trustee of any liquidating trust contained in a confirmed Chapter 11 plan of the Debtors.  Platinum will also oversee the termination of the Debtors' pension and retirement plans, analyze and object to claims, file all necessary tax returns and other documents required under bankruptcy and non-bankruptcy law and regulations.  Platinum receives $150 per hour for each employee who provides services under the Platinum Agreement.  The term of the Platinum Agreement began effective January 3, 2005 and continues until the Debtors' business affairs beyond plan confirmation are concluded and all of Debtors' assets have been paid to creditors or upon 30 days' written notice by any party.

The employees of Platinum serving as officers and directors of Debtors, and their respective positions, are:

      Pat Brennan                  Chief Executive Officer, Chief Executive Officer and Director

 Pat Brennan
  Chief Executive Officer, Chief Financial Officer and Director of Vision-Ease

        Lens, Inc.

      Pat Brennan
Chief Manager, Treasurer and Governor of Buckbee-Mears Medical

        Technologies, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   BMC INDUSTRIES,
  INC.

   Dated:
  January 31, 2005

   By:

   /s/Bradley D.
  Carlson

   Bradley D.
  Carlson

   Its:

   Chief Executive
  Officer and Chief Financial Officer